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                                  EXHIBIT 23.1
                           BENTON OIL AND GAS COMPANY


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37124, 333-19679 and 333-94823), Form S-3 (Nos.
33-70146, 33-79494, 333-00135 and 333-17231) and Form S-4 (Nos. 33-61299,
33-42139 and 333-06125) of Benton Oil and Gas Company of our report dated March 30, 2000 relating to the financial statements, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
San Francisco, California
March 30, 2000